Exhibit 99.1
CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2011
SECOND-QUARTER FINANCIAL RESULTS
Conference Call Scheduled for Today, February 2, 2011 at 3:45 PM CT (4:45 PM ET)
•	Financial performance improved significantly over prior-year second quarter:
▪	Revenue increased 24 percent to $18.8 million

▪	Gross margin rose to 79 percent, operating expenses declined 7 percent

▪	Adjusted EBITDA improved to $72,000 from $(4.3) million

▪	Net loss improved 71 percent to $(2.0) million, or $(0.13) per share
•	Special 510(k) filing for next generation Orbital PAD System expected in February 2011

•	Enrollment of 50 patients for Phase I of the ORBIT II coronary trial is nearly completed

•	Clinical data continues to build, supporting reproducible safety and efficacy
St. Paul, Minn., February 2, 2011 — Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal second quarter ended December 31, 2010.
CSI’s revenue in the second quarter rose to $18.8 million, a 24-percent gain over revenue of $15.1 million in the second quarter of last fiscal year. Adjusted EBITDA, calculated as loss from operations, less depreciation and amortization and stock-based compensation expense, improved by $4.3 million to earnings of $72,000, as a result of stronger revenue and gross margins, and reduced operating expenses.
Net loss was $(2.0) million for the quarter, or $(0.13) per common share, a 71 percent improvement over a $(6.8) million net loss, or $(0.46) per common share a year earlier. Net loss was favorably affected by $371,000 of interest and other income from conversion and valuation changes of the company’s convertible debt.
David L. Martin, CSI president and chief executive officer, said, “We made substantial progress toward profitability and financial independence this quarter, as we continued to balance revenue growth and spending. We accomplished these gains while making significant advances in improving the ease-of-use of our Orbital PAD Systems; expanding the wealth of scientific data on our products’ safety, efficacy and economic benefits; and moving toward a coronary application of our device.”
During the quarter, 68 new customers were added — higher than recent previous quarters as a result of new atherectomy reimbursement opportunities for non-hospital physician accounts, and increased demand driven by CSI’s compelling body of data. Consequently, revenue from reorders was 91 percent of total revenue compared to 95 percent in the fiscal 2011 first quarter. Important product transitions to the Diamondback Predator 360° and the upcoming Stealth 360° Orbital PAD Systems also affected revenue growth in some existing accounts, but position CSI for expanded growth in the future.
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Cardiovascular Systems, Inc.
February 2, 2011

Gross margin rose to 79 percent from 77 percent in the same period last year, due to product cost reductions and manufacturing efficiencies. Operating efficiencies in sales and marketing contributed to a 7-percent reduction in operating expenses compared to the year-ago period. The company also received a $488,000 grant from the Qualifying Therapeutic Discovery Project program; however, its favorable effect on operating expenses was offset by higher product development expenses related to timing of the Stealth 360° project.
In the first six months of fiscal 2011, revenue increased to $36.9 million, up 22 percent from the same period last fiscal year. The gross margin improved to 78 percent from 77 percent, while operating expenses declined 3 percent. Adjusted EBITDA loss improved by 79 percent to $(1.7) million, while the net loss improved 52 percent to $(6.3) million, or $(0.40) per common share, compared to $(13.0) million, or $(0.89) last year.
Operating Highlights
Special 510(k) Filing for the Next-Generation Orbital PAD System Expected in February 2011
CSI expects to file a Special 510(k) with the FDA in February 2011 for the Stealth 360° Orbital PAD System, CSI’s next-generation device. The electric powered Stealth 360° will greatly improve physicians’ control and ease-of-use, while reducing the product’s set-up time and staffing requirements. Stealth 360° also utilizes the improved crown and shaft design of the recently introduced Diamondback Predator 360°, which allows removal of a high percentage of plaque in less time and easy advancement through difficult occlusions. CSI expects to begin a limited market release of Stealth 360° during its fiscal 2011 third quarter, subject to FDA clearance.
According to Martin, “Stealth 360° electric handle is an exciting product and reflects our commitment to innovation. The combination of Stealth’s ease-of-use, with our superior growing body of clinical and economic data demonstrating the safety, effectiveness and economic benefit of our unique orbital technology, sets the stage for significant physician adoption and revenue growth. Elimination of the controller, the capital equipment portion of our current system, will reduce future product cost.”
Phase I Enrollment Nearly Completed in ORBIT II, the Coronary Pivotal Trial
CSI has nearly completed enrollment of the first 50 patients in Phase I of the ORBIT II trial, which is evaluating the safety and effectiveness of the Diamondback 360° in treating calcified coronary lesions. ORBIT II is expected to enroll a total of 429 patients, subject to FDA review of data from the first 50 cases. CSI anticipates submitting the results of Phase I to the FDA during the third quarter of fiscal 2011.
Martin continued, “Our unique orbital technology is especially effective in treating small vessels with calcified lesions and may be well suited for a coronary application, potentially sparing many patients from highly invasive surgery and improving long-term outcomes. Our ORBIT I coronary feasibility trial provided strong safety and efficacy data, and we have received positive feedback from physicians using our technology in ORBIT II.”
Expanding Body of Scientific Data Reinforces Safety, Efficacy and Economic Feasibility
The CONFIRM II prospective registry has completed enrollment, bringing the total number of patients studied to date in 11 CSI studies to nearly 2,500. Preliminary results of CONFIRM II reinforce the safety of the Predator 360° with its extremely low rates of procedural events in the most challenging patients.
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Cardiovascular Systems, Inc.
February 2, 2011

Key study findings demonstrate the consistency of CSI’s Orbital PAD systems’ performance and reliability of data:
•	Excellent Safety — In preliminary results of 500 patients and 766 lesions, CONFIRM II showed extremely low rates of perforations (0.5 percent), bailout stenting (2.5 percent) and mortality (0 percent). This confirms data compiled from 10 other CSI studies to date: perforations (0.6 percent), bailout stenting (2.4 percent) and mortality (<0.1 percent).
•	Reproducible Results in the Most Challenging Lesions — In more than 3,500 lesions studied, the Diamondback has shown to be effective in small, calcified vessels (86 percent of lesions were calcified and 40 percent of vessels had diameters of less than 4 mm). These lesions were treated by over 300 physicians in more than 240 hospitals, demonstrating reproducible procedural outcomes in the hands of a variety of operators.
•	360° Clinical Series Provides Growing Body of Data — Acute results of the COMPLIANCE 360° study will be presented in a poster session at the upcoming American College of Cardiology (ACC) meeting in New Orleans, April 3-5, by Dr. Raymond Dattilo, the study’s principal investigator and director of peripheral vascular intervention at the Kansas Heart and Vascular Center, Cardiology Consultants of Topeka, P.A. In addition, CSI will be featured for both its peripheral and coronary innovations at ACC’s new Cardiovascular Innovations Forum.
•	Economic Feasibility — Use of the Diamondback compared to balloon angioplasty showed no differences in procedural costs or procedure times in data now available from the CALCIUM 360° study. To demonstrate the economic viability of a Diamondback procedure to hospitals, CSI is collecting economic data through 24 months as part of its CALCIUM 360° and COMPLIANCE 360° studies.
Martin commented, “We continue to lead the industry in the scope of our clinical trial programs and patient outcomes achieved to date. Our scientific studies show that two minutes of treatment safely and routinely removes decades of arterial plaque buildup. Our studies enroll patients typically excluded from other studies, including those scheduled for amputation, patients with widespread PAD, and patients with hard calcified plaque. Our products also routinely treat small vessels, which are critical to providing blood flow to the foot.”
Fiscal 2011 Third-Quarter Outlook
For the fiscal 2011 third quarter ending March 31, 2011, CSI anticipates:
•	Revenue in the range of $19.0 million to $20.0 million, or growth of 15 percent to 21 percent over the third quarter of fiscal 2010, as new product transitions are expected to affect revenue growth;
•	Gross profit as a percentage of revenue at approximately the same level as the fiscal 2011 second quarter;
•	Operating expenses of about 5 percent higher than second quarter of 2011, due to increasing ORBIT II enrollment and additional sales and marketing expenses;
•	Interest and other expense of about $(400,000), excluding the potential effect of conversions or valuation changes of convertible debt;
•	Net loss in the range of $(2.3) million to $(2.9) million, or loss per common share ranging from $(0.14) to $(0.18), assuming 16.2 million average shares outstanding; and
•	Adjusted EBITDA between earnings of $0.2 million and loss of $(0.4) million.
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Cardiovascular Systems, Inc.
February 2, 2011

Conference Call Today at 3:45 PM CT (4:45 PM ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal second-quarter results today, February 2, 2011, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 713-4211 and enter access number 43108086. Please dial in at least 10 minutes prior to the call and wait for operator assistance, or dial “0” for operator assistance. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.
For an audio replay of the conference call, dial (888) 286-8010 and enter access number 51161917. The audio replay will be available beginning at 8 p.m. CT on Wednesday, February 2, 2011, through 6 p.m. CT on Friday, February 4, 2011.
Use of Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.
About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing interventional treatment systems for vascular disease. The company’s Diamondback 360® and Diamondback Predator 360® PAD Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. As many as 12 million Americans suffer from peripheral arterial disease (PAD), which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest, and can lead to tissue loss and eventually limb amputation. In August 2007, the U.S. FDA granted 510(k) clearance for the use of the Diamondback 360° as a therapy for PAD, and CSI commenced a U.S. product launch in September 2007. Since then, more than 37,000 procedures have been performed using the Diamondback 360° in leading institutions across the United States. For more information visit the company’s Web site at www.csi360.com.
Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s future profitability; (ii) the use of the Diamondback 360° to treat coronary lesions; (iii) the expected Special 510(k) filing, release and benefits of the Stealth 360°; (iv) anticipated future product adoption, revenue growth and reduced product cost; (v) CSI’s clinical trials; and (vi) anticipated revenue, gross profit, operating expenses, interest and other expense, net loss and adjusted EBITDA in future periods, are forward-looking statements. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; dependence on market growth; the reluctance of physicians to accept new products; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement;
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Cardiovascular Systems, Inc.
February 2, 2011

general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.
Product Disclosure
The Diamondback 360® PAD System and Diamondback Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.
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Cardiovascular Systems, Inc.
February 2, 2011

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, except per share and share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues	$18,756	$15,097	$36,921	$30,295
Cost of goods sold	3,972	3,515	8,113	7,003

Gross profit	14,784	11,582	28,808	23,292

Selling, general and administrative	14,687	15,912	30,183	30,768
Research and development	2,114	2,181	4,536	4,962

Total expenses	16,801	18,093	34,719	35,730

Loss from operations	(2,017)	(6,511)	(5,911)	(12,438)

Interest and other income (expense)	27	(274)	(347)	(547)

Net loss	$(1,990)	$(6,785)	$(6,258)	$(12,985)

Net loss per common share:
Basic and diluted	$(0.13)	$(0.46)	$(0.40)	$(0.89)

Weighted average common shares used in computation:
Basic and diluted	15,827,046	14,651,641	15,598,101	14,584,242

Stock-based compensation supplemental detail (included in amounts above): (Dollars in Thousands)
Cost of goods sold	$91	$148	$368	$277
Selling, general and administrative	1,479	1,674	2,876	3,485
Research and development	346	295	661	576

Totals	$1,916	$2,117	$3,905	$4,338

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Cardiovascular Systems, Inc.
February 2, 2011

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	December 31,	June 30,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$22,540	$23,717
Accounts receivable, net	10,739	9,394
Inventories	4,321	4,319
Prepaid expenses and other current assets	1,036	1,048

Total current assets	38,636	38,478

Property and equipment, net	2,315	1,964
Patents, net	2,015	1,712
Other assets	106	180

Total assets	$43,072	$42,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$6,361	$3,613
Accounts payable	4,114	3,353
Deferred grant incentive	1,252	1,181
Accrued expenses	6,202	6,569

Total current liabilities	17,929	14,716

Long-term liabilities
Long-term debt, net of current maturities	5,675	7,286
Deferred grant incentive	1,911	2,208
Other liabilities	114	409

Total long-term liabilities	7,700	9,903

Total liabilities	25,629	24,619

Commitments and contingencies
Total stockholders’ equity	17,443	17,715

Total liabilities and stockholders’ equity	$43,072	$42,334

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Cardiovascular Systems, Inc.
February 2, 2011

Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.
Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.
Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2010	2009	2010	2009
Device revenue	$16,397	$13,340	$32,460	$26,980
Other product revenue	2,359	1,757	4,461	3,315
Total revenue	$18,756	$15,097	$36,921	$30,295

Device units sold	5,504	4,449	10,846	8,990

New customers	68	48	124	103

Reorder revenue %	91%	92%	93%	92%
Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Actual				Projected Range
	Three Months Ended		Six Months Ended		Three Months Ending
	December 31,		December 31,		March 31, 2011
	2010	2009	2010	2009	High	Low

Loss from operations	$(2,017)	$(6,511)	$(5,911)	$(12,438)	$(1,900)	$(2,500)
Add: Stock-based compensation	1,916	2,117	3,905	4,338	1,900	1,900
Add: Depreciation and amortization	173	143	337	279	200	200

Adjusted EBITDA	$72	$(4,251)	$(1,669)	$(7,821)	$200	$(400)

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Cardiovascular Systems, Inc.
February 2, 2011

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.
CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.
The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.
— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:
— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.
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Cardiovascular Systems, Inc.
February 2, 2011

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.
— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.
CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.
Contacts:

Cardiovascular Systems, Inc.	Padilla Speer Beardsley Inc.
Investor Relations	Marian Briggs
(651) 259-2800	(612) 455-1742
investorrelations@csi360.com	mbriggs@psbpr.com

Nancy A. Johnson
(612) 455-1745
njohnson@psbpr.com
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